UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/26/2011

THE PEP BOYS - MANNY MOE & JACK

(Exact name of registrant as specified in its charter)

Commission File Number: 001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132

(Address of principal executive offices, including zip code)

215-430-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 26, 2011, The Pep Boys - Manny, Moe & Jack (the “Company”) amended and restated its Credit Agreement with Bank of America, N.A., as Administrative Agent, and the other parties thereto (the “Credit Agreement”). The amendment and restatement (i) reduces the the interest rate applicable to borrowings under the Credit Agreement by 75 basis points to a rate between London Interbank Offered Rate (LIBOR) plus 2.00% and LIBOR plus 2.50%, (ii) extends, subject to the satisfaction of certain conditions, the maturity date of the Credit Agreement to July 26, 2016 and (iii) modifies certain other provisions of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits

(d) 10.1 Amended and Restated Credit Agreement, dated July 26, 2011, among the Company, Bank of America, N.A., as Administrative Agent, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: July 28, 2011	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX- 10.1	Amended and Restated Credit Agreement, dated July 26, 2011, among the Company, Bank of America, N.A., as Administrative Agent, and the other parties thereto.